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                                                                     EXHIBIT 4.8


                                                                  EXECUTION COPY

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                       SATELITES MEXICANOS, S.A. DE C.V.,

                                 AS THE COMPANY,

                     FIRMAMENTO MEXICANO, S. DE R.L. DE C.V.
                                       AND
               SERVICIOS CORPORATIVOS SATELITALES, S.A. DE. C.V.,

                                  AS GUARANTORS

                                       AND

                                 CITIBANK, N.A.,

                                   AS TRUSTEE

                            ------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of February 16, 2000

                            ------------------------

              Supplemental to Indenture, dated as of March 4, 1998
                       Original Issue of U.S.$325,000,000
                   Senior Secured Floating Rate Notes due 2004

    ------------------------------------------------------------------------


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            SECOND SUPPLEMENTAL INDENTURE, dated as of February 16, 2000 (the
"Second Supplemental Indenture"), by and among SATELITES MEXICANOS, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Company"), FIRMAMENTO MEXICANO, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of the United Mexican States ("Holdings"), SERVICIOS CORPORATIVOS SATELITALES, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mezzanine HoldCo" and, together with Holdings, the "Guarantors") and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

            WHEREAS, the Company and the Guarantors executed and delivered the indenture dated as of March 4, 1998, as amended by the First Supplemental Indenture dated as of June 30, 1998 (the "Existing Indenture"), to the Trustee to provide for the original issuance of the Company's Securities in the aggregate principal amount of up to U.S.$325,000,000, which shall be the maximum aggregate principal amount of Securities outstanding at any time, except as provided in Section 2.7 of the Original Indenture;

            WHEREAS, the Company desires to, and the Trustee has agreed to, amend the Existing Indenture as hereinafter provided;

            WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto has in all respects been authorized by the requisite Holders under the provisions of the Existing Indenture and the Collateral Trust Agreement, and the Trustee has determined that this Second Supplemental Indenture is in form satisfactory to it; and

            WHEREAS, all acts and proceedings required by law, by the Existing Indenture and by the organizational documents and By-Laws of the Company and the Guarantors necessary to constitute this Second Supplemental Indenture a valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Existing Indenture, have been done and taken;

            NOW THEREFORE, in consideration of the premises and the purchases of the Securities by the Holders thereof, the Company, the Guarantors and the Trustee agree that the Existing Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

            1. Definition of Terms. For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

            (a) terms used herein in capitalized form and defined in the Existing Indenture shall have the meanings specified in the Existing Indenture


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                                                                               2


            (b) the words "herein", "hereof" and "hereunder" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

            (c) the term defined in the first paragraph of the Recitals herein shall have the meaning specified therein;

            (d) the terms defined in this paragraph 1 have the meanings assigned to them in this paragraph 1 and include the plural as well as the singular.

            (e) the term "Second Supplemental Indenture" shall mean this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Existing Indenture.

            2. Amendment to Section 4.16(a) of the Existing Indenture. Section 4.16(a) of the Existing Indenture is hereby amended by amending and restating in its entirety the grid for the Consolidated Leverage Ration contained in such section to read as follows:

                          Each Fiscal Quarter                                       Consolidated
                          Ending During Period                                      Leverage Ratio
                          --------------------                                      --------------
                        December 31, 1999 to September 30, 2000                     7.50:1.00
                        December 31, 2000 to June, 30 2001                          7.25:1.00
                        September 30, 2001 to December 31, 2001                     7.00:1.00
                        March 31, 2002 to June 30, 2002                             6.75:1.00
                        September 30, 2002 to December 31, 2002                     6.50:1.00
                        March 31, 2003                                              6.25:1.00
                        June 30, 2003                                               6.00:1.00
                        September 30, 2003 to December 31, 2003                     5.50:1.00
                        March 31, 2004 and thereafter                               5.00:1.00

            3. Amendment to Section 4.16(b) of the Existing Indenture. Section 4.16(b) of the Existing Indenture is hereby amended by amending and restating in its entirety the grid for the Consolidated Interest Coverage Ratio contained in such section to read as follows:

                          Each Fiscal Quarter                                       Consolidated Interest
                          Ending During Period                                      Coverage Ratio
                          --------------------                                      ---------------------
                        December 31, 1999 to September 30, 2000                     1.20:1.00
                        December 31, 2000 to June 30, 2001                          1.25:1.00
                        September 30, 2001 to June 30, 2002                         1.35:1.00
                        September 30, 2002 to December 31, 2002                     1.45:1.00
                        March 31, 2003                                              1.50:1.00
                        June 30, 2003                                               1.60:1.00
                        September 30, 2003                                          1.70:1.00
                        December 31, 2003                                           1.80:1.00
                        March 31, 2004                                              1.90:1.00

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                                                                               3


                        June 30, 2004                                               2.00:1.00
                        September 30, 2004 and thereafter                           2.25:1.00

            4. Amendment to Section 4.8 of the Existing Indenture. The sixth sentence of Section 4.8 of the Existing Indenture is hereby amended by deleting the sentence in its entirety and replacing it by two new sentences to read as follows:

      "If a loss of an insured satellite occurs, the Company shall deposit with the Collateral Trustee a portion of the insurance proceeds from such loss, as cash collateral for the Secured Facilities. The amount of such cash collateral shall be at least $25,000,000 and shall be held in the Insurance Proceeds Debt Service Sub-Account (as defined in the Collateral Trust Agreement), subject to release to pay debt service to the extent requested by the Company in amounts not to exceed, in any period, the amount of revenue lost during such period by reason of the loss of such satellite (as such revenue loss is reasonably estimated by the Company and certified by the Company in writing)."

            5. Amendment of Annex A to the Existing Indenture. Annex A to the Existing Indenture is hereby amended by deleting the existing pricing grid in its entirety and replacing it by a new pricing grid to read as follows:

                        Consolidated            Applicable Margin-           Applicable Margin-
                        Leverage Ratio          Eurodollar Base Rate         Base Rate
                        --------------          --------------------         ------------------
                        > 6.00 to 1.00                  4.50%                        3.50%
                        > 5.00 to 1.00                  4.00%                        3.00%
                        > 4.00 to 1.00                  3.25%                        2.25%
                        [ ] 4.00 to 1.00                3.25%                        2.25%

            6. Miscellaneous.

            (a) Incorporation of Existing Indenture. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Existing Indenture; and the Existing Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

            (b) Representations, Warranties, Covenants and Agreements of the Company and the Guarantors. (i) The Company and the Guarantors make and reaffirm as of the date of the execution of this Second Supplemental Indenture all of their respective representations, warranties, covenants and agreements set forth in the Existing Indenture.

            (ii) The Guarantors consent to this Second Supplemental Indenture and confirm that their respective guarantees remain in full force and effect with respect to the Existing Indenture as supplemented hereby.

            (iii) The Company and the Guarantors jointly and severally agree that, no later than the date which is 60 days after the date hereof, the Mortgage and the Stock Pledge Trust


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                                                                               4


Agreements shall be amended or restated as necessary under Mexican law or as is deemed advisable by the Company's Mexican counsel in order to reflect this Second Supplemental Indenture. The Trustee is hereby authorized and directed to execute such amendments and cause the same to be filed or recorded in accordance with the advice of the Company's Mexican counsel.

            (c) Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee's approval of the form of this Second Supplemental Indenture. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

            (d) Headings. The headings of the paragraphs and subparagraphs of this Second Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

            (e) Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            (f) Successors. All covenants and agreements in this Second Supplemental Indenture by the Company and the Trustee shall bind their respective successors. All covenants and agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

            (g) Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (h) Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

            (i) GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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                                                                               5



            IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of February 16, 2000.

                          SATELITES MEXICANOS, S.A. de C.V.

                          By: /s/ N. Moren
                             ---------------------------------
                            Name: Nicholas Moren
                            Title:  Authorized Signatory

                          By: /s/ Lauro Gonzalez
                             ---------------------------------
                            Name: Lauro Gonzalez
                            Title: Authorized Signatory

                          FIRMAMENTO MEXICANO S. de R.L. de C.V.

                          By: /s/ N. Moren
                             ---------------------------------
                             Name: Nicholas Moren
                             Title: Authorized Signatory

                          By: /s/ Lauro Gonzalez
                             ---------------------------------
                             Name: Lauro Gonzalez
                             Title: Authorized Signatory

                          SERVICIOS CORPORATIVOS SATELITALES
                          S.A. de C.V.

                          By: /s/ N. Moren
                             ---------------------------------
                             Name: Nicholas Moren
                             Title: Authorized Signatory

                          By: /s/ Lauro Gonzalez
                             ---------------------------------
                             Name: Lauro Gonzalez
                             Title: Authorized Signatory

                          CITIBANK, N.A., as Trustee

                          By: /s/ Cindy Tsang
                             ---------------------------------
                             Name: Cindy Tsang
                             Title: V.P.